EXHIBIT 99.5
NOTES TO DELEGATION OF SIGNING AUTHORITY
ANNUAL AUDITS & SPECIAL EXAMINATION REPORTS
(1)	This delegation becomes effective as of the date of the Auditor General’s or Interim Auditor General’s signature except as noted in the delegation.
(2)	This delegation replaces all previous delegations of signing authority.
(3)	The assistant auditors general listed on page 10 have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.
(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Clyde MacLellan	Public Sector Pension Investment Board

Clyde MacLellan	Export Development Canada

Clyde MacLellan	Canada Mortgage and Housing Corporation

Clyde MacLellan	Farm Credit Canada

Sylvain Ricard	Business Development Bank of Canada
(5)	Clyde MacLellan is delegated authority to sign a “Bring down letter”, a “Comfort Letter” and a “Consent Letter” in relation to any securities offering of the Public Sector Pension Investment Board.
June 2011	Page 9

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified below:

/s/ John Wiersema	10 June 2011

John Wiersema, FCA	Date
ASSISTANT AUDITORS GENERAL:

/s/ Nancy Cheng	/s/ Terrance DeJong	/s/ Maurice Laplante

Nancy Y. Cheng, FCA	Terrance DeJong, CA	Maurice Laplante, CA

/s/ Clyde MacLellan	/s/ Neil Maxwell	/s/ Marion McMahon

Clyde M. MacLellan, CA	Neil Maxwell	Marian McMahon, CA

/s/ Sylvain Ricard	/s/ John Rossetti

Sylvain Ricard, CA	John Rossetti, CA
PRINCIPALS:

/s/ John Apt	/s/ Marise Bédard	/s/ René Béliveau

John Apt, CA	Marise Bédard, CA	René Béliveau, CA

/s/ Louise Bertrand	/s/ Lucie Cardinal	/s/ Régent Chouinard

Louise Bertrand, CA	Lucie Cardinal, CA	Régent Chouinard, CA

/s/ Margaret Haire	/s/ Lissa Lamarche	/s/ Guy LeGras

Margaret Haire, CA	Lissa Lamarche, CA	Guy LeGras, CA

/s/ Heather McManaman	/s/ Carla Nash	/s/ Michael Pickup

Heather McManaman, CA	Carla Nash, CA	Michael Pickup, CA

/s/ Dale Shier	/s/ Robert Wilson

Dale Shier, CA	Robert Wilson, CA
June 2011	Page 10